UTStarcom, Inc.
Limited Power of Attorney
Securities Law Compliance
The undersigned, as an officer or director of UTStarcom, Inc.
(the Corporation), hereby constitutes and appoints Carmen Chang,
Thomas Savage, Valerie Barnett, Kierith Jones, Francis Barton,
Susan Marsch, Mark Green, Keith San Felipe and Viraj Patel, and
each of them (each, an Attorney and collectively, the Attorneys), as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 144, 3, 4 and 5 and other forms
(including any amendments thereto) as such Attorney shall in his or her discretion determine to be required or advisable pursuant to
Rule 144 promulgated under the Securities Act of 1933 (as amended, the
Act), Section 16 of the Securities Act of 1934 (as amended, the
Exchange Act)and the respective rules and regulations promulgated
Thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of or transactions in securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the
Corporation and such other person or agency as the Attorney shall deem appropriate.  The undersigned hereby approves, ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.
The authority of the Attorneys under this Limited Power of Attorney shall continue until the undersigned is no longer required to file such
Forms 144, 3, 4 and 5 and other forms (including any amendments thereto)
as may be required pursuant to the laws and regulations described above with regard to his or her ownership, acquisition or disposition of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Attorneys are not assuming any of the undersigned's responsibilities to comply with Rule 144 promulgated under the Act or Section 16 of the Exchange Act.
This Limited Power of Attorney is executed at Thomas Toy
this 8th day of January, 2008.
/s/ Thomas Toy
____________________________________
Thomas J. Toy

Witness:

/s/ Jackie Bonilla
_________________________________
Signature
Jackie Bonilla
_________________________________
Type or print name
1/8/08